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                                                                   EXHIBIT 99.11


                          DIGITAL FURNACE CORPORATION
                     AMENDED & RESTATED STOCK INCENTIVE PLAN

                       EXERCISE AND SHAREHOLDER AGREEMENT

        This Exercise and Shareholder Agreement (the "Exercise Agreement") is made this day of , 199___ by and between Digital Furnace Corporation (the "Company") and the optionee named below ("Optionee") pursuant to that certain Stock Option Grant described below which was granted to Optionee under the Digital Furnace Corporation Amended & Restated Stock Incentive Plan (the "Plan").

Optionee:                               ____________________________

Social Security Number:                 ____________________________

Address:                                ____________________________
                                        ____________________________
                                        ____________________________

Number of Shares Purchased:             ____________________________

Price Per Share                        $____________________________

Aggregate Purchase Price:              $____________________________

Date of Stock Option Grant:             ____________________________


        Optionee hereby delivers to the Company the Aggregate Purchase Price in a form permitted in the Option (provided, that payment other than by cash or check is subject to approval by the Board of Directors of the Company (the "Board"), in its sole discretion and in writing) as follows (check as applicable and complete):

[___] in cash or check in the amount of $___________, receipt of which is acknowledged by the Company.

[___] by hereby instructing the Company to withhold ___________ Shares of Common Stock otherwise issuable pursuant to this exercise of the Option, valued at the current fair market value of $____________ per Share (as determined by the Board in good faith).

[___] by the waiver hereby of compensation due or accrued for services rendered in the amount of $____________.

[___] by the execution of a promissory note in favor of the Company in a form acceptable to the Company.

        The Company and Optionee hereby agree as follows:

        1. PURCHASE OF SHARES. On this date and subject to the terms and conditions of this Exercise Agreement and the Plan, Optionee hereby exercises, subject to the contingencies below, the Stock Option Grant between the Company and Optionee dated as of the "Date of Stock Option Grant" set forth above (the "Option") with respect to the "Number of Shares Purchased" set forth


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above of the Company's Common Stock at the "Aggregate Purchase Price" set forth above (the "Purchase Price") and the "Price per Share" set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the shares of the Company's $0.01 par value common stock purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used in this Exercise Agreement that are not defined herein have the definitions ascribed to them in the Plan and the Option.

        2. REPRESENTATIONS OF PURCHASER. Optionee represents and warrants to the Company that:

               (a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Option and agrees to abide by and be bound by their terms and conditions;

               (b) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act");

               (c) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares;

               (d) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved in the investment of the Shares; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans); and

               (e) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

        3. VESTING AND OWNERSHIP RIGHTS IN SHARES. Optionee understands, agrees and acknowledges that ownership of the Shares shall vest in Optionee as set forth below depending upon the "Continuous Service" of the Optionee:

 CONTINUOUS SERVICE OF OPTIONEE FOLLOWING DATE
         OF GRANT OF UNDERLYING OPTION                   PERCENTAGE OF VESTING IN SHARES
         -----------------------------                   -------------------------------
              Less than 12 months                                       0%

  Greater than or equal to 12 months but less                          25%
                 than 24 months

  Greater than or equal to 24 months but less                          50%
                 than 36 months

  Greater than or equal to 36 months but less                          75%
                 than 48 months

       Greater than or equal to 48 months                             100%

For purposes of the above vesting chart, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board. Only with respect to vested Shares shall an Optionee have full rights of ownership, be able to vote and receive dividends. To the extent that Shares have not vested, Optionee hereby agrees and acknowledges that he shall not have a right to receive dividends or to vote as a shareholder with respect to such Shares. Further, Optionee shall not have the right to transfer or assign in any manner any Shares, or any interest therein, that have not vested.


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        4. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by
Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have an assignable right of first refusal to purchase such Shares on the terms and conditions set forth in this Section 4 (the "Right of First Refusal").

               (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating (i) the Holder's bona fide intention to sell or otherwise transfer such Shares, (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"), (iii) the number of Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"); in addition, by providing the Notice, the Holder is deemed to be offering to sell the Shares at the Offered Price to the Company.

               (b) Exercise of Right of First Refusal. At any time within thirty
(30) days after receipt of the Notice, the Company or its assignee may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Subsection (c) below.

               (c) Purchase Price. The purchase price for the Shares purchased under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

               (d) Payment. Payment of the purchase price shall be made, at the option of the Company or its assignee, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or such assignee, or by any combination thereof within thirty
(30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

               (e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 4, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.

               (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 4 notwithstanding, the transfer of any or all of the Shares, during Optionee's lifetime or on Optionee's death by will or intestacy, to Optionee's immediate family or to a trust for the benefit of Optionee or Optionee's immediate family shall be exempt from the provisions of this Section; provided, that as a condition to receiving the Shares, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement, and to transfer such Shares no further except in accordance with the terms of this Agreement. As used herein, "immediate family" shall mean the Optionee's spouse, lineal descendant or antecedent, father, mother, brother or sister.


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               (g) Termination of Right of First Refusal. The Right of First
Refusal shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

               (h) Optionee Subject to Vesting Restrictions. Notwithstanding anything in this Section 4 to the contrary, no unvested Shares may be transferred by Optionee.

        5. COMPANY'S REPURCHASE OPTION. The Company shall have the option to repurchase all or a portion of the Shares on the terms and conditions set forth in this Section 5 (the "Repurchase Option") if Optionee should cease to be employed by the Company or cease to perform services for the Company, a Parent or a Subsidiary for any reason, or no reason, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause.

               (a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment or association with the Company at any time, for any reason or no reason, with or without cause. For purposes of this Agreement, Optionee shall be considered to be employed by the Company or associated with the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent or Subsidiary of the Company. The Board shall have discretion to determine whether Optionee has ceased to be employed by or associated with the Company or any Parent or Subsidiary and the effective date on which such employment or association is terminated (the "Termination Date").

               (b) Exercise of Repurchase Option. At any time within sixty (60) days after the Termination Date, the Company may elect to repurchase any or all of the Shares by giving Optionee written notice of exercise of the Repurchase Option.

               (c) Calculation of Repurchase Price for Vested Shares.

                    (i) In the event Optionee's employment with the Company terminates as a result of (1) the death or disability of Optionee or (2) the termination of Optionee's employment by the Company other than "with cause" (as defined below), the Company or its assignee shall have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the vested Shares at a price equal to the "fair market value" of such Shares on the Termination Date. For purposes of this Section 5, "fair market value" of the Shares shall be determined in the sole discretion of the Board.

                    (ii) In the event Optionee's employment with the Company terminates as result of (1) Optionee's resignation from employment or voluntary termination of association with the Company or (2) termination of Optionee's employment or association by the Company "with cause", the Company or its assignee shall have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the vested Shares at a price equal to the lower of (1) the "fair market value" of such Shares on the Termination Date and (2) the "book value", as defined below, of such Shares on the Termination Date. For purposes of this Section 5, "with cause" shall mean termination by the Company of Optionee's employment or association with the Company as a result of termination of the Optionee's employment under any one or more of the following events: (a) Optionee's knowing and wilful misconduct with respect to the


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        business and affairs of the Company; (b) any material violation by
        Optionee of any policy of the Company relating to ethical conduct or practices or fiduciary duties of a similarly situated executive; (c) knowing and wilful material breach of any provision his Employment Agreement (if any) which is not remedied within thirty (30) days after Optionee's receipt of notice thereof; (d) Optionee's commission of a felony or any illegal act involving moral turpitude or fraud or Optionee's dishonesty which may reasonably be expected to have a material adverse effect on the Company; or (e) failure to comply with reasonable directives of the Board which are consistent with the Optionee's duties, if not remedied within thirty (30) days after the Optionee's receipt of notice thereof. For purposes of this Section 5, "book value" of the Shares shall be determined in the sole discretion of the Board.

               (d) Calculation of Repurchase Price for Unvested Shares. In the event Optionee's employment with the Company terminates for any reason whatsoever, the Company or its assignee shall have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the unvested Shares at a price equal to the price paid by Optionee for such unvested Shares.

               (e) Payment of Repurchase Price. The repurchase price shall be payable, at the option of the Company or its assignee, by (i) check, (ii) by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such assignee, (iii) by delivery of a promissory note of the Company payable in equal annual installments over a four (4) year period from the date of repurchase at per annum interest rate equal to the prime rate as announced by the Company's principal bank as of the Termination Date or, if the Company has no principal bank, that rate announced as of the Termination Date by the Wall Street Journal as the prevailing "prime rate" of interest per annum, or
(iv) any combination of the above.

               (f) Termination of Repurchase Rights. The Right of Repurchase shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

        6. COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. Optionee understands and acknowledges that, in reliance upon the representations and warranties made by Optionee herein, the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Optionee's ability to transfer the Shares and have not been registered under any Georgia securities laws or the securities laws of any other state. Optionee understands that Optionee may not transfer any Shares unless such Shares are registered under the 1933 Act and the securities laws of Georgia (or the securities laws of any other state, if applicable) or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Optionee understands that only the Company may file a registration statement with the SEC or Georgia (or other applicable states), and that the Company is under no obligation to do so with respect to the Shares. Optionee has also been advised that an exemption from registration may not be available or may not permit Optionee to transfer all or any of the Shares in the amounts or at the times proposed by Optionee.

        7. LOCKUP AGREEMENT. Optionee agrees, in connection with any public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, from the effective date of such registration for so long as the Company or the underwriters may specify, but in any event not to


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exceed 365 days. Optionee agrees to execute and deliver such other documents and agreements as the Company or such underwriters may reasonably request to further evidence these commitments.

        8. ESCROW. As security for the faithful performance of this Exercise Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement. Optionee and the Company agree that Escrow Holder shall not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature reported to be genuine and may rely upon advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Right of First Refusal set forth in Section 4 and the Repurchase Option set forth in Section 5; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company. Optionee hereby irrevocably constitutes and appoints Escrow Holder as Optionee's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer any Shares purchased hereunder to the Company pursuant to the terms of this Exercise Agreement and to record such transfer on the books of the Company, such appointment being made with full power of substitution in the premises.

        9. LEGENDS. Optionee understands and agrees that the certificate(s) representing the Shares will bear legends in substantially the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED ("GEORGIA ACT"), UNDER ANY OTHER STATE SECURITIES LAW, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE CORPORATION AS HAVING AN INTEREST IN SUCH SHARES, IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (II) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE GEORGIA ACT AND UNDER ANY OTHER APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED ONLY IN A TRANSACTION WHICH IS EXEMPT UNDER, OR WHICH IS OTHERWISE IN COMPLIANCE WITH, THE GEORGIA ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN EXERCISE AGREEMENT AND EMPLOYEE SHAREHOLDER AGREEMENT DATED THE _____ DAY OF _______________, 19___, A COPY OF WHICH IS ON FILE WITH THE CORPORATION," AND WHICH CONTAINS CERTAIN VESTING RESTRICTIONS THEREIN.

        10. STOP-TRANSFER NOTICES. Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.


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        11. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER
ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE. OPTIONEE ALSO WARRANTS AND REPRESENTS THAT OPTIONEE HAS CONSULTED WITH A TAX ADVISOR CONCERNING THE POSSIBILITY OF MAKING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO THE SHARES.

        12. ENTIRE AGREEMENT. The Plan and the Option are incorporated herein by reference. This Exercise Agreement, the Plan and the Option constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by Georgia law except for that body of law pertaining to conflict of laws.


Submitted by:                          Accepted by:

OPTIONEE:                              DIGITAL FURNACE CORPORATION

_______________________________

                                       By:____________________________________
                                       Title:_________________________________
_______________________________
(signature)                            Dated:_________________________________

Dated:_________________




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